Exhibit 99.1

INDEPENDENT AUDITORS’ REPORT

The Board of Directors and Stockholders:

Exult, Inc.

Under date of January 29, 2004, we reported on the consolidated balance sheets of Exult, Inc. and subsidiaries as of December 31, 2002 and 2003, and the related consolidated statements of income (loss), comprehensive income (loss), stockholders’ equity and cash flows for the years then ended, which are included in this Form 10-K. In connection with our audit of the aforementioned consolidated financial statements, we also audited the related consolidated financial statement schedule for the years ended December 31, 2002 and 2003. This consolidated financial statement schedule is the responsibility of the Company’s management. Our responsibility is to express an opinion on this consolidated financial statement schedule based on our audits. The consolidated financial statements and consolidated financial statement schedule of Exult, Inc. and subsidiaries as of December 31, 2001, and for the year then ended were audited by other auditors who have ceased operations. Those auditors expressed an unqualified opinion on those consolidated financial statements and consolidated financial statement schedule in their reports dated January 23, 2002.

In our opinion, such consolidated financial statement schedule for the years ended December 31, 2002 and 2003, when considered in relation to the basic consolidated financial statements taken as a whole, presents fairly, in all material respects, the information set forth therein.

The audit report on the consolidated financial statements of Exult, Inc. and subsidiaries referred to above contains an explanatory paragraph that states that the consolidated financial statements of Exult, Inc. and subsidiaries as December 31, 2001 and for the year then ended were audited by other auditors who have ceased operations. As described in Note 3, the 2001 consolidated financial statements have been restated. We audited the adjustments described in Note 3 that were applied to restate the 2001 consolidated financial statements, as well as certain additional disclosures in the 2001 consolidated financial statements as described in Note 3 and Note 6. In our opinion, such adjustments and disclosures are appropriate and have been properly applied. However, we were not engaged to audit, review, or apply any procedures to the 2001 consolidated financial statements and consolidated financial statement schedule of Exult, Inc. and subsidiaries other than with respect to such adjustments and disclosures and, accordingly, we do not express an opinion or any other form of assurance on the 2001 consolidated financial statements taken as a whole or whether such 2001 consolidated financial statement schedule, when considered in relation to the basic consolidated financial statements taken as a whole, presents fairly, in all material respects, the information set forth therein.

/s/ KPMG LLP

Orange County, California

March 2, 2004

The following audit report of Arthur Andersen LLP is a copy of the original report dated January 23, 2002 rendered by Arthur Andersen LLP on our supplemental schedule included in our Annual Report on Form 10-K for the year ended December 31, 2001, and has not been reissued by Arthur Andersen LLP since that date. We are including this copy of the Arthur Andersen LLP audit report pursuant to Rule 2-02(e) of Regulation S-X under the Securities Act of 1933.

REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS ON SUPPLEMENTAL SCHEDULE

To the stockholders of Exult, Inc.:

We have audited in accordance with auditing standards generally accepted in the United States, the consolidated financial statements included in the Exult, Inc. and subsidiaries (the “Company”) Form 10-K and have issued our report thereon dated January 23, 2002. Our audits were made for the purpose of forming an opinion on those statements taken as a whole. The supplemental Schedule II as shown in Exhibit 99.2 is the responsibility of the Company’s management and is presented for purposes of complying with the Securities and Exchange Commission’s rules and is not part of the basic consolidated financial statements. This schedule has been subjected to the auditing procedures applied in the audits of the basic consolidated financial statements and, in our opinion, fairly states in all material respects the financial data required to be set forth therein in relation to the basic consolidated financial statements taken as a whole.

/s/ Arthur Andersen LLP

ARTHUR ANDERSEN LLP

Orange County, California

January 23, 2002